Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 17, 2023, Proton Green ("Proton Green") completed its merger with Cyber App Solutions Corp. (the “Company”, “Cyber App”, “CYRB”), in accordance with the terms of its Share Exchange Agreement, detailed below. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of CYRB and Proton Green adjusted to present the merger and related transactions as a reverse asset acquisition. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheets of Proton Green and CYRB on a pro forma basis as if the reverse asset acquisition and related transactions had been consummated on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the reverse asset acquisition and related transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented. The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition.

The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and should be read in conjunction with the following:

1.
Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;
2.
Separate historical financial statements of CYRB included in its Annual Report on Form 10-K for the year ended February 28, 2023; and in its Quarterly Report on Form 10-Q for the period ended May 31, 2023; and
3.
Separate historical financial statements of Proton Green for the year ended December 31, 2022; and period ended June 30, 2023.

Proton Green and CYRB have different fiscal years in connection to the historical financial statements presented. Proton Green's financial statements will be presented as those of the registrant in the periods following the consummation of the merger and the combined entity is adopting the Proton Green fiscal year. The unaudited pro forma condensed combined balance sheet and statements of operations have been prepared utilizing periods that differ by less than 93 days, as permitted by Regulation S-X. The pro forma condensed combined statement of operations is based on the following:

1.
With respect to Proton Green, the audited consolidated financial statements of Proton Green for the year ended December 31, 2022; and unaudited consolidated financial statements for the period ended June 30, 2023; and
2.
With respect to CYRB, the audited consolidated financial statements of CYRB contained in its Annual Report on Form 10-K for the year ended February 28, 2023, and the unaudited consolidated financial results of CYRB for the six months ended June 30, 2023. CYRB had no activity from the period ended May 31, 2023 through June 30, 2023.

The pro forma condensed combined balance sheet is based on the following:

1.
With respect to Proton Green, the unaudited consolidated balance sheet as of June 30, 2023; and
2.
With respect to CYRB, the CYRB unaudited balance sheet contained in its Quarterly Report on Form 10-Q for the period ended May 31, 2023. CYRB had no activity from the period ended May 31, 2023 through June 30, 2023.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the reverse asset acquisition and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Share Exchange Agreement

On July 17, 2023, Proton Green entered into Share Exchange Agreement, by and among CYRB and Proton Green, pursuant to which CYRB has agreed to exchange the outstanding shares of Proton Green for common stock of CYRB. At the date of close, CYRB issued 68,000,000 shares of common stock for 100% of the outstanding membership interests of Proton Green. The resulting transaction provided Proton Green members with a 94.4% ownership of the resulting entity. As a result, Proton Green became a wholly owned subsidiary of CYRB but the Proton Green owner’s will have control of CYRB, making Proton Green the Accounting Acquirer.

Anticipated Accounting Treatment

The acquisition of assets will be accounted for as a reverse asset acquisition in accordance with U.S. generally accepted accounting principles ("GAAP"). Under this method of accounting, CYRB has been treated as "acquired" for financial reporting purposes. Proton Green has been determined to be the "accounting acquirer" because Proton Green maintains control of the Board of Directors and management of the combined company and the operations of Proton Green constitute the only ongoing operations of the combined company. To determine the accounting for this transaction under GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an assessment of whether the entity meets the definition of a business, which consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. CYRB does not satisfy the criteria and, as such, the acquisition is treated as a reverse asset acquisition. Under this method of accounting, the ongoing financial statements of the registrant will reflect the net assets of Proton Green and CYRB at historical cost, with no goodwill or other intangible assets recognized.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

	Proton Green	CYRB	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Notes	Combined
ASSETS:
Current assets:
Cash and cash equivalents	$39,078	$23,837	$-		$62,915
Related party note receivable	25,000	-	-		25,000
Prepaid expenses and other current assets	152,849	-	-		152,849
Total current assets	216,927	23,837	-		240,764
Property and equipment
Helium and CO2 properties (full cost method)	13,761,774	-	-		13,761,774
Property, plant and equipment	33,002	1,230	-		34,232
Total property and equipment, net	13,794,776	1,230	-		13,796,006
Other non-current assets
Right of use assets	135,536	-	-		135,536
Other long-term assets	219,083	-	-		219,083
TOTAL ASSETS	$14,366,322	$25,067	$-		$14,391,389

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,156,716	$312	$-		$3,157,028
Advances from related party	-	14,651	(14,651)	B	-
Derivative liabilities	-	-	-		-
Interest expense payable	2,883,111	-	-		2,883,111
Notes payable, net of discounts	23,168,611	-	-		23,168,611
Accrued expenses and other current liabilities	616,572	-	68,305	A	684,877
Lease liabilities - current	54,468	-	-		54,468
Total current liabilities	29,879,478	14,963	53,654		29,948,095
Long-term liabilities
Asset retirement obligations	736,014	-	-		736,014
Lease liabilities - noncurrent	84,941	-	-		84,941
Total long-term liabilities	820,955	-	-		820,955
Total liabilities	30,700,433	14,963	53,654		30,769,050
Commitments and contingencies
Stockholders' Equity
Members' equity	22,675,368	-	(22,675,368)	D	-
Common stock	-	4,010	68,000	C	72,010
Additional paid-in capital	-	29,290	(68,305)	A	22,559,808
	-	-	14,651	B	-
	-	-	22,675,368	D	-
	-	-	(23,196)	E	-
	-	-	(68,000)	C	-
Accumulated deficit	(39,009,479)	(23,196)	23,196	E	(39,009,479)
Total stockholders' equity	(16,334,111)	10,104	(53,654)		(16,377,661)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,366,322	$25,067	$-		$14,391,389

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

	Proton Green	CYRB	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Notes	Combined
Revenue	$-	$8,993	$-		$8,993
Cost of revenue	-	-	-		-
Gross profit	-	8,993	-		8,993
Operating expenses
Depreciation, depletion, amortization and accretion	26,910	-	-		26,910
Lease operating expenses	202,877	-	-		202,877
Shut-in expenses	134,633	-	-		134,633
Professional fees	-	7,500	-		7,500
General and administrative expenses	1,112,749	4,453	-		1,117,202
General and administrative expenses - related parties	235,500		-		235,500
Total operating expenses	1,712,669	11,953	-		1,724,622
Loss from operations	(1,712,669)	(2,960)	-		(1,715,629)
Other income (expense):
Gain on Sale of Intangible Asset	-	10,645	-		10,645
Interest expense	(1,078,634)	-	-		(1,078,634)
Event of default fees	(3,887,724)	-	-		(3,887,724)
Other income, net	8	-	-		8
Gain on derivatives mark-to-market	185,011	-	-		185,011
Total other income (expense)	(4,781,339)	10,645	-		(4,770,694)
Income tax benefit	-	-	-	AA	-
Net loss	$(6,494,008)	$7,685	$-		$(6,486,323)
Net loss per share - basic and diluted		$0.00			$(0.09)
Weighted average shares outstanding - basic and diluted		4,010,000	68,000,000	BB	72,010,000

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Proton Green	CYRB	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Notes	Combined
Revenue	$-	$600	$-		$600
Cost of revenue	-	-	-		-
Gross profit	-	600	-		600
Operating expenses
Depreciation, depletion, amortization and accretion	51,800	-	-		51,800
Lease operating expenses	22,481	-	-		22,481
Shut-in expenses	390,224	-	-		390,224
Professional fees		15,425	-		15,425
General and administrative expenses	6,541,704	4,675	-		6,546,379
General and administrative expenses - related parties	548,561	-	-		548,561
Deposit on terminated purchase and sale agreement	500,000	-	-		500,000
Total operating expenses	8,054,770	20,100	-		8,074,870
Loss from operations	(8,054,770)	(19,500)	-		(8,074,270)
Other income (expense):
Interest expense	(8,439,687)	-	-		(8,439,687)
Event of default fees	(11,013,572)	-	-		(11,013,572)
Interest income - related parties	2,252	-	-		2,252
Other income, net	7	-	-		7
Gain on derivative market-to-market	142,698	-	-		142,698
Other income, net	-	-	-		-
Total other income (expense)	(19,308,302)	-	-		(19,308,302)
Income tax benefit	-	-	-	AA	-
Net loss	$(27,363,072)	$(19,500)	$-		$(27,382,572)
Net loss per share - basic and diluted		$(0.00)			$(0.38)
Weighted average shares outstanding - basic and diluted		4,010,000	68,000,000	BB	72,010,000

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the reverse asset acquisition. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the reverse asset acquisition and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Proton Green and CYRB.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the reverse asset acquisition and related transactions and has been prepared for informational purposes only. The Company has elected not to present management adjustments and autonomous entity adjustments and will only be presenting transaction accounting adjustments in the unaudited pro forma condensed combined financial information.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of the post-acquisition CYRB common stock outstanding, assuming the reverse asset acquisition and related transactions occurred on January 1, 2022.

Note 2. Preliminary Purchase Price

Under the terms of the merger, the Company issued 68,000,000 shares of common stock to the members of Proton Green in exchange for all membership interests. The accompanying unaudited pro forma combined financial statements reflect an estimated reverse acquisition price of $629,745, including estimated transaction costs incurred by Proton Green.

The estimated preliminary purchase price is calculated based on the fair value of the CYRB common stock of the combined company that CYRB stockholders will own as of the closing of the transaction, with no active trading market for membership interests of Proton Green, the fair value of the CYRB common stock represents a more reliable measure of the fair value of consideration transferred in the merger. The total purchase price and allocated purchase price is summarized as follows:

Number of common shares of the combined company to be owned by CYRB stockholders (1)	4,010,000
Multiplied by the fair value per share of CYRB common stock (2)	$0.14
Fair value of CYRB common stock	561,440
Estimated transaction costs (3)	68,305
Estimated purchase price (4)	$629,745

(1)
For purposes of this unaudited pro forma combined financial statements, 4,010,000 represents the historical shares of CYRB common stock outstanding immediately prior to the closing of the merger on July 17, 2023
(2)
CYRB stockholders retained 5.6% of their interests in the combined entity and effective July 17, 2023, after close, the previous majority shareholder of CYRB entered into a stock purchase agreement for the sale of 3,000,000 shares of common stock of the combined company to nine investors for a purchase price of $480,000 with a per share value of $0.25. Additionally, the remaining rollover common shares of 1,010,000 were determined to have a fair value of $0.10 per share based on management’s enterprise value. Using the average common share price of the sale of the common shares and the minority rollover interest, the average price per share is $0.14, and is thought to approximate the fair value of the rollover interests of CYRB. In determining the most reliable measure to calculate the fair value of the consideration, management considered that while CYRB is publicly traded OTC, it has historically had minimal trades and therefore using the recent transactions described above for approximating the per share fair value of $0.14 versus the OTC price of $1.03 is deemed the more reliable measure of fair value.
(3)
Proton Green transaction costs consist primarily of legal and advisory expenses incurred by Proton Green. The transaction costs have been reflected as an increase in the purchase price.
(4)
For purposes of this pro forma analysis, the estimated purchase price has been allocated based on a preliminary estimate of the fair value of net assets acquired. As CYRB has minimal net assets, the excess between consideration effectively transferred over the fair value of the net assets of CYRB was reflected as a cost to issue equity.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(A) Represents estimated non-recurring transaction costs of $68,305 that are expected to be incurred subsequent to June 30, 2023. The estimated transaction costs mainly consist of legal and advisory fees incurred in connection to the reverse acquisition of assets. The transaction fees were capitalized as part of the reverse asset acquisition, in accordance with SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”.

(B) Represents the related party advanced balance of $14,651 forgiven by CYRB's shareholder upon consummation of the reverse asset acquisition.

(C) Reflects the exchange of 74 Proton Green membership interests for 68,000,000 shares of CYRB common stock.

(D) Reflects the conversion of Proton Green members' units to CYRB common stock, and the reclassification of $22,675,368 to additional paid-in-capital, in connection with Proton Green's reverse acquisition of assets.

(E) Reflects the reclassification of CYRB's historical accumulated deficit of $23,196.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows:

(AA) The Company did not record an income tax provision due to taxable losses of the combined entities on a pro forma basis and the impact of a valuation allowance recorded.

(BB) Weighted average shares outstanding, basic and diluted, used in the calculation were the total pro forma 72,010,000 CYRB common shares.

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the reverse asset acquisition and the related transactions, assuming the shares were outstanding since January 1, 2022. As the reverse asset acquisition and the related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the reverse asset acquisition and related transactions have been outstanding for the entirety of all periods presented.

As a result of a loss position of the combined entities on a pro forma combined basis for the periods presented, all potentially dilutive shares would be anti-dilutive in these periods and therefore are excluded from the calculation of diluted weighted average shares outstanding. This results in the calculation of weighted average shares outstanding to be the same for basic and diluted EPS.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2023 and for the year ended December 31, 2022:

	Six Months
	Ended	Year Ended
	June 30	December 31
	2023	2022
	Pro Forma Combined	Pro Forma Combined
Pro forma net loss	$(6,486,323)	$(27,382,572)
Weighted average shares outstanding - basic and diluted	72,010,000	72,010,000
Pro forma net loss per share - basic and diluted	$(0.09)	$(0.38)